 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 25, 2020, IBio, Inc., a Delaware corporation, (the “Company”), entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) to sell shares of the Company’s common stock, par value $0.001 per share, from time to time, through an “at the market offering” program having an aggregate offering price of up to $100,000,000 through which Cantor Fitzgerald will act as sales agent (the “Sales Agent ”). The issuance and sale, if any, of common stock by the Company under the Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-250973) (the “Registration Statement”), filed with the Securities and Exchange Commission on November 25, 2020. The Company makes no assurances as to whether the Registration Statement will become effective or, if it does become effective, as to the continued effectiveness of the Registration Statement.

Under the Sales Agreement, the Company will set the parameters for the sale of shares of common stock, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE American LLC (the “NYSE American”) or on any other existing trading market for the common stock. In addition, with the Company’s prior written approval, the Sales Agent may also sell shares by any other method permitted by law, including in negotiated transactions.

The Sales Agent will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of the NYSE American. The Sales Agreement may be terminated by the Company upon written notice to the Sales Agent for any reason or by the Sales Agent upon written notice to the Company for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Sales Agreement provides that the Sales Agent will be entitled to compensation for their services in acting as agent and/or principal in the sale of the common stock. The Sales Agent will be entitled to compensation in an amount up to 3.0% of the gross sales price of all common stock sold through the Sales Agent as agent under the Sales Agreement. The Company has also agreed to reimburse a portion of Cantor Fitzgerald’s expenses, including legal fees, in connection with this offering up to a maximum of $50,000.

The Company has no obligation to sell any shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agent, other obligations of the parties and termination provisions.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sales Agreement was initially filed as Exhibit 1.1 to the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 1.02.	Termination of a Material Definitive Agreement.

The Company previously entered into an Equity Distribution Agreement, dated June 17, 2020, as amended by Amendment No. 1 thereto, dated July 29, 2020 (the “Equity Distribution Agreement”), with UBS Securities LLC, as sales manager (“UBS Securities”), pursuant to which the Company issued shares of its common stock in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. On November 25, 2020, the Company notified UBS Securities in writing that it was terminating, effective November 25, 2020, the Equity Distribution Agreement. In total, the Company issued and sold an aggregate of 30,184,399 shares of common stock for gross proceeds of approximately $72 million pursuant to the Equity Distribution Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description

1.1	Controlled Equity OfferingSM Sales Agreement, dated as of November 25, 2020, by and between IBio, Inc. and Cantor Fitzgerald & Co. (Incorporated herein by reference to Exhibit Number 1.1 to the Registrant’s registration statement on Form S-3 (File No. 333-250973), as filed with the Securities and Exchange Commission on November 25, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2020	IBIO, INC.
(Registrant)

	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer